UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2024

Renalytix plc

(Exact name of registrant as specified in its Charter)

England and Wales	001-39387	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Leman Street London E1W 9US United Kingdom
(Address of principal executive offices) (Zip Code)

+44 20 3139 2910
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, nominal value £0.0025 per ordinary share	n/a	The Nasdaq Stock Market LLC*
American Depositary Shares, each representing two ordinary shares, nominal value £0.0025 per ordinary share	RNLX	The Nasdaq Stock Market LLC

* Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of O. James Sterling as Chief Financial Officer

On May 24, 2024, O. James Sterling tendered his resignation from his position as the Chief Financial Officer of Renalytix plc (the “Company”). Mr. Sterling will remain with the Company through a transition period ending June 10, 2024. Mr. Sterling advised the Company that his decision to resign did not involve any disagreement with the Company.

(c) Appointment of Joel R. Jung as Interim Chief Financial Officer

On May 27, 2024, the board of directors (the “Board”) of the Company appointed Joel R. Jung as Interim Chief Financial Officer and designated Mr. Jung as the Company’s principal financial officer and principal accounting officer, effective as of May 28, 2024.

Prior to his appointment as the Company’s Interim Chief Financial Officer, Mr. Jung, age 66, served as Chief Financial Officer at Minerva Surgical, Inc. from July 2020 to February 2024. Mr. Jung served as a financial consultant to several life sciences companies from October 2018 to July 2020. From October 2018 to June 2019, Mr. Jung held various positions at uBiome, Inc., including as Chief Financial Officer from March 2019 to June 2019. uBiome filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in September 2019, which was converted into a Chapter 7 case in October 2019. Prior to that, Mr. Jung served as the Chief Financial Officer for four companies including Counsyl, Inc. (acquired by Myriad Genetics, Inc.) from July 2016 to September 2018, Bionano Genomics, Inc. from February 2014 to June 2016, AgraQuest, Inc. (acquired by Bayer CropScience) from February 2010 to December 2012, and Celera Corporation from June 2008 to April 2009. He also served as Vice President of Finance with Bayer CropScience from December 2012 to June 2013, Applera Corporation from June 2006 to June 2008, and Chiron Corporation from September 1999 to April 2003, and Vice President and Treasurer of Chiron Corporation from April 2003 to July 2006. Mr. Jung holds a B.S. Degree in Aeronautical Engineering from Purdue University and an M.B.A. from the Haas School of Business at the University of California, Berkeley.

Mr. Jung does not have any material interest in any transaction that would require disclosure pursuant to Item 404(a) of Regulation S-K. There is no understanding or arrangement between Mr. Jung and any other person or persons with respect to his appointment and there are no family relationships between Mr. Jung and any other director or executive officer or person nominated or chosen by the Company to become a director or executive officer.

Item 7.01 Regulation FD Disclosure.

On May 28, 2024, the Company issued a press release announcing the resignation of Mr. Sterling as Chief Financial Officer and the appointment of Mr. Jung as Interim Chief Financial Officer. A copy of this press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

The information set forth in this Item 7.01 and contained in the press release furnished as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Exhibit Description
99.1	Press release, dated May 28, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

renalytix plc

Dated: May 28, 2024	By:	/s/ James McCullough
James McCullough Chief Executive Officer